FIRST AMENDMENT TO AGREEMENT OF LEASE

This First Amendment to Agreement of Lease (this "First Amendment") is made and entered into this 16th day of July, 2014 by and between U.S. BANK NATIONAL ASSOCIATION, AS SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, NATIONAL ASSOCIATION, AS SUCCESSOR TRUSTEE TO WELLS FARGO BANK, N.A., AS TRUSTEE, IN TRUST FOR THE HOLDERS OF DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, CD 2006-CD2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES ("Landlord"), the successor-in-interest to Corporate Gateway, L.P. ("Original Landlord") and ADMINISTRATIVE OFFICE OF PENNSYLVANIA COURTS ("Tenant").

RECITALS

A.Pursuant to that certain Agreement of Lease dated May 9, 2011 (the "Original Lease"), Tenant leases approximately 56,556 rentable square feet ("RSF") of office space (the "Premises") in the building located at 5035 Ritter Road, Mechanicsburg, Pennsylvania 17055 (the "Building");

B.Landlord acquired title to the Building pursuant to that certain United States Marshal's Deed dated March 14, 2014 and sent for recording to the Recorder of Deeds of Cumberland County, Pennsylvania and has, accordingly, succeeded to the interest of Original Landlord in Lease;

C.Landlord and Tenant desire to amend the Original Lease on the terms and conditions hereinafter set forth; and

D.The Original Lease as amended by this First Amendment is sometimes hereinafter referred to as the "Lease".

NOW, THEREFORE, expressly intending to be legally bound hereby, Landlord and Tenant covenant and agree as follows:

1.Recitals. The Recitals set forth above are incorporated herein by reference, as if set forth in full in the body of this First Amendment.

2.Defined Terms. All capitalized te1ms not otherwise defined herein shall have the same meanings ascribed to them in the Original Lease.

3.Term. The Term shall be extended for a pe1iod of seventy-five (75) months expiring on June 30, 2024 (the "Expiration Date"), unless othe1wise terminated or extended pursuant to the provisions set forth in the Lease.

4.Annual Base Rent. Effective on and retroactive to July 1, 2014, Annual Base Rent shall be paid by Tenant in accordance with the terms of the Lease, in advance, on the first day of each calendar month, without notice, setoff or demand in equal monthly installments equal to one-twelfth of the Annual Base Rent shown on the immediately following chart:

Time Period	Rent PSF	Annual Base Rent	Monthly Base Rent
July 1, 2014 - March 31, 2015	$12.77	$722,220.12	$60,185.01
April 1, 2015 - March 31, 2016	$13.17	$744,842.52	$62,070.21
April 1, 2016 - March 31, 2017	$13.57	$767,464.92	$63,955.41
April 1, 2017 - March 31, 2018	$13.97	$790,087.32	$65,840.61
April 1, 2018 - March 31, 2019	$12.00	$678,672.00	$56,556.00
April 1, 2019 - March 31, 2020	$12.30	$695,638.80	$57,969.90
April 1, 2020 - March 31, 2021	$12.61	$713,171.16	$59,430.93
April 1, 2021 -March 31, 2022	$12.93	$731,269.08	$60,939.09
April 1, 2022 - March 31, 2023	$13.25	$749,367.00	$62,447.25
April 1, 2023 -March 31, 2024	$13.58	$768,030.48	$64,002.54
April 1, 2024 - June 30, 2024	$13.92	$787,259.52	$65,604.96

5.Refresh Allowance. During the first Renewal Term, as defined in the Original Lease, Landlord will provide Tenant with a refresh allowance (the "Refresh Allowance") in the amount of $282,780 .00 ($5.00/RSF) to be used by

Tenant for recarpeting, cleaning and painting. The Refresh Allowance must be used during the first Renewal Tenn.

6.Landlord's Repairs. The following language shall be added at the beginning of the final sentence of Section 11.2 of the Original Lease: "Except as provided infra, in paragraph 55.8, ...."

6.    Notices. The Notice Address provided for Landlord in Section 33 of the Original Lease shall be deleted and replaced with the following:

To Landlord:

US Bank NA, Trustee for CD 2006-CD2
c/o C-III Asset Management LLC
Attn: Alex Fleming, CMBS REO
717 Fifth Avenue, Flr 15
New York, NY 10022

With a copy to:

Cushman & Wakefield of Pennsylvania, Inc.
One Liberty Place
1650 Market Street, 33nd Floor
Philadelphia, PA 19103
Attn: John P. Derham

To Tenant:

Administrative Office of Pennsylvania Courts
812 City-County Building
414 Grant Street
Pittsburgh, PA 15219
Attn: Timothy McVay, Esq.

7.    Brokers. Paragraph 42 of the Original Lease shall be deleted in its entirety and replaced with the following: "Landlord and Tenant each warrant and represent to the other that they have not dealt with any real estate brokers or agents in connection with this First Amendment except Cushman & Wakefield of Pennsylvania, Inc., as broker for Landlord, and CBRE, Inc., as broker for Tenant (the "Brokers"), and no brokerage fees or other commissions are due to any other parties in connection therewith. Landlord agrees to pay the Brokers their market rate leasing commissions in accordance with a separate agreement between Landlord and the Brokers, and Landlord indemnifies Tenant from any claims of the Brokers for same. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) incurred in connection with any compensation, commission or fee claimed by any other real estate broker, finder, attorney, or agent claiming to have dealt with or represented Tenant in connection with this First Amendment."

8.    No Other Modifications; Conflicts. Except as modified and amended by the terms of this First Amendment, all of the terms, covenants, representations, warranties, waivers and agreements set forth in the Original Lease remain in full force and effect and are incorporated herein and are hereby ratified and confirmed in all respects. Without limiting the generality of the foregoing, Tenant confirms, ratifies and approves all of the remedies set forth in Section 22 of the Original Lease, and specifically acknowledges that the same apply to the Lease and are incorporated herein by this reference. In the event of a conflict between the terms of this First Amendment and the Original Lease, the terms of this First Amendment shall control.

9.    Confirmation. Tenant hereby agrees and confirms that:

(a)No Default. All conditions and covenants under the Lease to be performed by Landlord prior hereto have been satisfied, and Landlord is not in default in the performance of any covenant, agreement or condition contained in the Lease and Tenant shall have no light to setoff, counterclaim, or defenses with respect to any obligations of Landlord under the Lease.

(b)No Rent Credit. The parties hereto agree and confirm that there are no outstanding rent credits that Tenant has not received.

(c)No Allowances. The parties hereto agree and confirm that Tenant is not entitled to receive any additional sums under the Lease for redecorating or improvements.

10.    Miscellaneous.

(a)The Original Lease as amended by this First Amendment (including all exhibits, schedules and attachments annexed hereto or referenced herein) represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Lease.

(b)This First Amendment shall not be modified in any manner except by an instrument in writing executed by the parties.

(c)Landlord and Landlord's agents have made no representations, agreements, conditions, warranties, understandings or promises, either oral or written, other than as expressly set forth in this First Amendment (including all exhibits, schedules and attachments annexed hereto or referenced herein), with respect to this First Amendment or the Building.

(d)This First Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

(e)Tenant and Landlord each represent and warrant to the other that its execution and delivery of this First Amendment has been duly authorized and that the person executing this First Amendment on behalf of such party has been duly authorized to do so, and that no other action or approval is required by such party with respect to this transaction.

(f)This First Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

(g)Submission of this First Amendment for examination and negotiation does not constitute an offer. This First Amendment shall become effective only upon execution and delivery by all of the patties to this First Amendment.

(h)This First Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

[Signature page(s) to follow]

IN WITNESS WHEREOF, and intending to be legally bound hereby, and for other good and valuable consideration, each party hereto has caused this First Amendment to be duly executed.

Landlord:

LANDLORD

U.S. BANK NATIONAL ASSOCIATION, AS SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, NATIONAL ASSOCIATION, AS SUCCESSOR TRUSTEE TO WELLS FARGO BANK, N.A., AS TRUSTEE, IN TRUST FOR THE HOLDERS OF DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, CD 2006- CD2 COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES

By:
C-III Asset Management LLC, a Delaware limited liability company, solely in its capacity as special servicer for Lender pursuant to that certain Pooling and Servicing Agreement dated as of March 1, 2006

By:	/s/ Alexander H. Fleming
Name:	Alexander H. Fleming
Title:	Servicing Officer

Tenant:

ADMINISTRATIVE OFFICE OF PENNSYLVANIA COURTS

By:	/s/ Zygmont A. Pines
Name:	Zygmont A. Pines
Title:	Court Administrator of Pennsylvania

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